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                                                                   EXHIBIT 10.15

December 30, 2001


          Addendum to Lease - U.S. Laboratories - Joseph M. Wasilewski
                               (Tenant)                  (Landlord)
                      (1/st/ Floor - 631 Newman Springs Road)

(1) Whereas, the lease for the first floor office space expires on February 1, 2002.

(2) Whereas, the tenant U.S. Laboratories Inc. desires not to renew the lease for a term but on a month-to-month basis.

(3) Whereas, the present lease cost per month is $1,700.00 per month for the first floor office space and basement storage and effective February 1, 2002 the rent shall be $1,785.00 per month N/N/N.

(4) Whereas, in consideration of the above, tenant U.S. Laboratories, Inc. agrees that it will pay the landlord Joseph M. Wasilewski a minimum of six months rent upon vacating the premises.

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